Exhibit 99.1

Media Contact:
Julie Cram
Motient Corporation/TerreStar Networks
703.483.7824
julie.cram@terrestar.com

Motient Board Member Transitions to Subsidiary
TerreStar Global to Focus on Expansion Strategy

Lincolnshire, IL, January 19, 2007 – Motient Corporation (MNCP) today announced that David Grain has resigned from its Board of Directors, effective January 19, 2007, to focus on the international expansion strategy for Motient’s majority-owned subsidiary, TerreStar Global Ltd. He will serve on a Board of Advisors that is being established for TerreStar Global. Mr. Grain served on Motient’s Compensation Committee and Nominating Committees of the Board of Directors.

“David brought great telecommunications experience and objectivity to the Motient Board of Directors,” said Robert H. Brumley, President & CEO of Motient Corporation and its subsidiary TerreStar Global. “We’re pleased he will stay in the family and continue to provide sound leadership as we bring TerreStar’s unique communications capabilities to the global marketplace.”

About Motient Corporation

Motient is the controlling shareholder of TerreStar Networks Inc. and TerreStar Global Ltd., and a shareholder of SkyTerra Communications and Mobile Satellite Ventures LP. For additional information about Motient, please visit the company's website at www.motient.com.

Statement under the Private Securities Litigation Reform Act

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the strategy of Motient, its plans, and the transactions described in this press release. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms in connection with future results. We assume no obligation to update or supplement such forward-looking statements.